As filed with the Securities and Exchange Commission on January 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

AMERICAN SHARED HOSPITAL SERVICES

(Exact name of registrant as specified in its charter)

California	94-2918118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Montgomery Street, Suite 1112

San Francisco, California 94111

(Address of Principal Executive Offices)

American Shared Hospital Services Incentive Compensation Plan,

as amended and restated June 25, 2021

(f/k/a American Shared Hospital Services 2006 Stock Incentive Plan)

(Full Title of the Plan)

Raymond C. Stachowiak

Executive Chairman of the Board

American Shared Hospital Services

601 Montgomery Street, Suite 1112

San Francisco, California 94111

(Name and Address of Agent for Service)

(415) 788-5300

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joseph R. DeHondt, Esq.

Dykema Gossett PLLC
39577 Woodward Avenue, Suite 300

Bloomfield Hills, Michigan 48304

(248) 203-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.          ☐

EXPLANATORY STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “SEC”) by American Shared Hospital Services (the “Registrant”) to register an additional 950,000 shares of the Registrant’s common stock, no par value (the “Common Stock”), that may be awarded under the American Shared Hospital Services Incentive Compensation Plan, as amended and restated effective June 25, 2021, f/k/a American Shared Hospital Services 2006 Stock Incentive Plan (the “Incentive Compensation Plan”). The amendment and restatement of the Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance under the Incentive Compensation Plan by the additional 950,000 shares of Common Stock registered hereby was approved by the Registrant’s board of directors on March 18, 2021 and by the Registrant’s shareholders at the Annual Meeting of Shareholders held on June 25, 2021.

With respect to the Incentive Compensation Plan, the Registrant previously registered securities of the same class that relate to the same employee-benefit plan as the shares of Common Stock registered hereby by filing the following registration statements on Form S-8 (collectively, the “Prior Registration Statements”) with the SEC on the dates, with the filing numbers, and for the purpose of registering the number of shares of Common Stock issuable under the Incentive Compensation Plan set forth below:

●	File No. 333-139446, filed on December 18, 2006, registering 750,000 shares of Common Stock; and
●	File No. 333-170650, filed on November 17, 2010, registering an additional 880,000 shares of Common Stock.

The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement and are made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of this Registration Statement and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants of the Incentive Compensation Plan as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

(2)

the Registrant’s Quarterly Reports on (i) Form 10‑Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023; (ii) Form 10‑Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023; and (iii) Form 10‑Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

(3)	the Registrant’s Current Reports on Form 8-K filed with the SEC on (i) March 10, 2023, (ii) March 31, 2023, (iii) April 18, 2023, (iv) June 23, 2023, and (v) November 16, 2023; and

(4)

the description of the Registrant’s common stock contained in its Registration Statement on Form S-1 filed with the SEC on October 26, 1995 (File No. 003-63721), as amended on Form S-1/A on March 29, 1996 and Form S-1/A on May 8, 1996, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.         Exhibits.

Exhibit No.	Description
4.1

American Shared Hospital Services Incentive Compensation Plan, as amended and restated effective June 25, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8‑K filed on July 1, 2021)

5.1*	Opinion of Dykema Gossett PLLC
23.1*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 to this Registration Statement)
23.2*	Consent of Moss Adams LLP
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table
* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, American Shared Hospital Services certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 9, 2024.

AMERICAN SHARED HOSPITAL SERVICES By: /s/ Raymond C. Stachowiak Name: Raymond C. Stachowiak Title: Executive Chairman of the Board

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond C. Stachowiak and Robert Hiatt as his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Raymond C. Stachowiak Raymond C. Stachowiak	Executive Chairman of the Board and Director (Principal Executive Officer)	January 9, 2024

/s/ Robert Hiatt Robert Hiatt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2024

/s/ Daniel G. Kelly, Jr. Daniel G. Kelly, Jr.	Director	January 9, 2024

/s/ Ernest A. Bates, M.D. Ernest A. Bates, M.D.	Director	January 9, 2024

/s/ Kathleen Miles Kathleen Miles	Director	January 9, 2024

/s/ Vicki L. Wilson Vicki L. Wilson	Director	January 9, 2024

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